Exhibit 99.1

Contact: D. Michael Jones, CEO Mark J. Grescovich, President Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Announces Second Quarter Results

Walla Walla, WA – July 21, 2010 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported that it had a net loss of $4.9 million in the second quarter ended June 30, 2010, compared to a net loss of $1.5 million in the immediately preceding quarter and a net loss of $16.5 million in the second quarter a year ago.

“Our second quarter was highlighted by a successful capital raise and a continued reduction in our deposit costs which contributed to net interest margin expansion for the fourth consecutive quarter,” said D. Michael Jones, Chief Executive Officer.  “We are making a concerted effort to reduce the overall cost of the deposit portfolio, and with our improved liquidity position we are able to let higher cost funding, primarily certificates of deposit and wholesale funds, run off.  Our deposit mix improvement reflects continuing growth in customer relationships as a result of the determined efforts of our staff and the further maturing of the expanded branch network we have built over the past five years.  Despite the current difficult economic environment, we are optimistic that the strength of this deposit franchise and our improved capital position will provide the foundation for better operating results in future periods.”

In the second quarter, Banner paid a $1.6 million dividend on the $124 million of senior preferred stock it issued to the U.S. Treasury in the fourth quarter of 2008 in connection with its participation in the Treasury’s Capital Purchase Program.  In addition, Banner accrued $399,000 for related discount accretion.  Including the preferred stock dividend and related accretion, the net loss to common shareholders was $6.9 million, or $0.28 per share, for the second quarter of 2010, compared to a net loss to common shareholders of $3.5 million, or $0.16 per share, in the first quarter of 2010 and a net loss to common shareholders of $18.4 million, or $1.04 per share, for the second quarter a year ago.

For the first six months of 2010, Banner reported a net loss of $6.5 million compared to a net loss of $25.8 million for the first six months of 2009.  For the most recent six month period, the net loss to common shareholders was $0.44 per share, compared to a net loss of $1.70 per share for the first six months of 2009.

Common Stock Offering

On June 30, 2010, Banner announced the completion of its offering of 75,000,000 shares of its common stock and the sale of an additional 3,500,000 shares pursuant to the partial exercise of the underwriters’ over-allotment option, at a price to the public of $2.00 per share.  On July 2, 2010, Banner announced the completion of the capital raise as the underwriters had exercised their over-allotment option for an additional 7,139,000 shares, at a price to the public of $2.00 per share.  Together with the 78,500,000 shares the Company issued on June 30, 2010 (including 3,500,000 shares issued pursuant to the underwriters’ initial exercise of their over-allotment option), Banner issued a total of 85,639,000 shares in the offering, resulting in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $161.6 million.

Banner intends to use a significant portion of the net proceeds from the offering to strengthen Banner Bank’s regulatory capital ratios and to support managed growth.  To that end, at June 30, 2010, the Company had invested $50 million as additional paid-in common equity in Banner Bank.  The Company expects to use the remaining net proceeds for general working capital purposes, including additional capital investments in its subsidiary banks if appropriate.

Income Statement Review

“Continued reductions in our cost of funds through changes in our deposit mix and reduced pricing pressures over the past year resulted in further expansion of our net interest margin during the second quarter of 2010 to 3.65%, an increase of four basis points compared to the immediately preceding quarter and an increase of 41 basis points compared to the same quarter a year ago,” said Jones.  “While loan yields have been relatively stable for a number of quarters now, overall asset yields have declined slightly primarily as a result of the growth of our on-balance-sheet liquidity which is currently invested in short term instruments that pay very low interest rates.”  Banner’s net interest margin was 3.65% for the second quarter, compared to 3.61% in the preceding quarter and 3.24% in the second quarter a year ago.  For the first six months of 2010, Banner’s net interest margin was 3.62%, a 37 basis point improvement compared to the first six months of 2009.

For the second quarter of 2010, funding costs decreased 13 basis points compared to the previous quarter and 77 basis points from the second quarter a year ago.  Deposit costs decreased by 15 basis points compared to the preceding quarter and 82 basis points compared to the second quarter a year earlier.  Asset yields decreased eight basis points from the prior linked quarter and 28 basis points from the second quarter a year ago.  Loan yields declined by two basis points compared to the preceding quarter, but increased

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BANR – Second Quarter 2010 Results
July 21, 2010

by five basis points from the second quarter a year ago.  Non-accruing loans reduced the margin by approximately 34 basis points in the second quarter of 2010 compared to approximately 34 basis points in the preceding quarter and approximately 45 basis points in the second quarter of 2009.

Net interest income before the provision for loan losses was $38.9 million in the second quarter of 2010, compared to $38.2 million in the preceding quarter and $34.9 million in the second quarter a year ago.  In the first half of 2010, net interest income before the provision for loan losses increased 10% to $77.1 million, compared to $69.9 million in the first half of 2009.  Revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value and other-than-temporary impairment (OTTI) adjustments) were $45.9 million in the second quarter of 2010, compared to $45.2 million in the first quarter of 2010 and $43.9 million for the second quarter a year ago.  Revenues from core operations for the first half of 2010 increased 5% to $91.1 million, compared to $86.7 million in the first half of 2009.

Second quarter 2010 results included a net loss of $821,000 ($525,000 after tax, or $0.02 loss per share) for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, compared to a net gain (net of OTTI charges) of $677,000 ($433,000 after tax, or $0.02 earnings per share) in the first quarter of 2010 and a net gain (net of OTTI charges) of $11.0 million ($7.0 million after tax, or $0.62 earnings per share) in the second quarter a year ago.  There were no OTTI charges in the second quarter of 2010, compared to $1.2 million in the first quarter of 2010 and $162,000 in the second quarter of 2009.

Total other operating income, which includes the changes in the valuation of financial instruments noted above, was $6.2 million, or $0.25 per share, in the second quarter of 2010, compared to $7.7 million, or $0.35 per share, in the preceding quarter and $20.0 million, or $1.13 per share, for the second quarter a year ago.  For the first half of 2010, total other operating income was $13.9 million, compared to $24.6 million in the first half of 2009.  Total other operating income from core operations* (excluding fair value and OTTI adjustments) for the current quarter was $7.0 million, unchanged from the preceding quarter, and was $8.9 million for the second quarter a year ago.  For the first half of 2010, total other operating income from core operations was $14.0 million, compared to $16.8 million in the first half of 2009.  Income from deposit fees and other service charges improved modestly to $5.6 million in the second quarter compared to $5.2 million in the preceding quarter and $5.4 million in the second quarter a year ago.  Income from mortgage banking operations decreased to $817,000 in the second quarter compared to $948,000 in the preceding quarter and $2.9 million for the second quarter a year ago.

“Our payment processing business continues to be adversely affected by the soft economy, as activity for cardholders and merchants remained lower than in periods before 2009,” said Jones.  “However, we are encouraged by the improvement in deposit fees and other service charges compared to the preceding quarter, which in addition to reflecting account growth may be a sign of improving economic conditions.”  By contrast, mortgage banking revenues continued to decline, reflecting decreased mortgage loan production despite the current very low level of mortgage interest rates.

“We have made progress in improving our core operating efficiency as compensation, occupancy and other manageable operating expenses have been reduced over the past year,” said Jones.  “Unfortunately, collection and legal costs, including charges related to acquired real estate, continue to remain high.  We expect collection expenses and costs associated with real estate to remain elevated for a number of future quarters as we work down our inventory of non-performing assets.”

Total other operating expenses, or non-interest expenses, were $38.0 million in the second quarter of 2010, compared to $35.4 million in the preceding quarter and $36.9 million in the second quarter a year ago.  For the first half of the year, other operating expenses were $73.4 million compared to $70.7 million in the first half of 2009.  Largely as the result of the increase in REO and collection costs, operating expenses as a percentage of average assets increased to 3.35% in the second quarter of 2010, compared to 3.16% in the preceding quarter and 3.27% in the second quarter a year ago.

*Earnings information excluding fair value adjustments (alternately referred to as total other operating income from core operation or revenues from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter’s results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Credit Quality

“The credit costs associated with this difficult economic environment have been a persistent challenge throughout the past several quarters and continue to drag on profitability,” said Jones.  “The $16 million provision for loan losses in the second quarter of the year, while less than in the second quarter a year ago, remains high, reflecting still significant levels of non-performing loans and net charge-offs.  Charge-offs and delinquencies continue to be concentrated in loans for the construction of single-family homes and residential land development projects.  However, our exposure to single-family home construction and development loans has continued to decline and at June 30, 2010 was 11% of total loans outstanding.  Our reserve levels are substantial and both our impairment analysis and charge-off actions reflect current appraisals and valuation estimates.  We remain hopeful that credit costs will moderate during the remainder of 2010 and in 2011.”

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BANR – Second Quarter 2010 Results
July 21, 2010

Banner recorded a $16.0 million provision for loan losses in the second quarter, compared to $14.0 million in the preceding quarter and $45.0 million in the second quarter a year ago.  For the first six months of 2010, the provision for loan losses was $30.0 million, compared to $67.0 million for the first six months of 2009.  The allowance for loan losses at June 30, 2010 totaled $95.5 million, representing 2.63% of total loans outstanding and 54% of non-performing loans.  Non-performing loans totaled $177.2 million at June 30, 2010, compared to $196.0 million in the preceding quarter and $225.1 million at June 30, 2009.  Banner’s real estate owned and repossessed assets totaled $101.7 million at June 30, 2010, compared to $95.2 million three months earlier and $57.2 million a year ago.  Net charge-offs in the quarter totaled $16.2 million, or 0.44% of average loans outstanding, compared to $13.5 million, or 0.36% of average loans outstanding for the first quarter of 2010 and $34.0 million, or 0.87% of average loans outstanding for the second quarter of last year.  Non-performing assets totaled $282.4 million at June 30, 2010, compared to $294.2 million in the preceding quarter and $282.3 million at June 30, 2009.  At the end of June, Banner’s non-performing assets were 6.01% of total assets, compared to 6.42% at the end of the preceding quarter and 6.23% a year ago.

The geographic distribution of construction, land and land development loans, including residential and commercial properties, was approximately $194 million, or 33%, in the greater Puget Sound market, $208 million, or 36%, in the greater Portland, Oregon market and $39 million, or 7%, in the greater Boise, Idaho market as of June 30, 2010.  The remaining $140 million, or 24%, was distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.  The geographic distribution of non-performing construction, land and land development loans and related real estate owned included approximately $83 million, or 46%, in the greater Puget Sound market, $64 million, or 35%, in the greater Portland market and $14 million, or 8%, in the greater Boise market, with the remaining $20 million, or 11%, distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.

One-to-four family residential construction, lot and land loans were $411 million, or 11% of the total loan portfolio at June 30, 2010.  Non-performing residential construction, lot and land loans and related real estate owned were $155 million, or 55% of non-performing assets at June 30, 2010.

Balance Sheet Review

“As we have substantially reduced our construction and land development loans over the past year, our total loan balances declined relative to a year ago; however, we did have encouraging growth in commercial and agricultural business loans during the quarter,” said Jones.  “At the end of June, our one-to-four family construction loans totaled $183 million, a $154 million reduction over the past year, including a $31 million decrease in the most recent quarter.  Our one-to-four family construction loans have now declined by $472 million from their peak quarter-end balance of $655 million at June 30, 2007.  Similarly, total construction, land and land development loans have declined by $654 million from their peak quarter-end balance of $1.24 billion, also at June 30, 2007.”  Net loans were $3.54 billion at June 30, 2010, compared to $3.59 billion three months earlier and $3.82 billion at June 30, 2009.

Total assets were $4.70 billion at June 30, 2010, compared to $4.58 billion at the end of the preceding quarter and $4.53 billion a year ago.  Deposits totaled $3.84 billion at June 30, 2010, compared to $3.85 billion at the end of the preceding quarter and $3.75 billion a year ago.  Non-interest-bearing accounts were $548.3 million at June 30, 2010, compared to $549.3 million at the end of the preceding quarter and $508.3 million a year ago, a year-over-year increase of 8%.  At June 30, 2010, interest-bearing transaction and savings accounts were $1.4 billion, which was unchanged from three months earlier but a $272.1 million increase compared to $1.1 billion a year ago, a year-over-year increase of 24%.

“Banner’s retail deposit franchise had another solid quarter and has allowed us to steadily build our short-term liquidity and lower our loans-to-deposits ratio, which was 95% at June 30, 2010,” said Jones.  “In addition, this substantial core deposit growth has led to our improved net interest margin and increased deposit fee revenue.”

Augmented by the recent stock offering, Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation’s Tier 1 leverage capital to average assets ratio was 13.02% and its total capital to risk-weighted assets ratio was 17.12% at June 30, 2010.  Importantly, reflecting the $50 million down-streamed capital investment, Banner Bank’s Tier 1 leverage ratio increased to 10.77% at June 30, 2010.

Tangible stockholders’ equity at June 30, 2010 was $544.1 million, including $118.2 million attributable to preferred stock, compared to $397.1 million a year ago.  Tangible book value per common share was $4.15 at quarter-end.  At June 30, 2010, Banner had 102.7 million shares outstanding, compared to 18.2 million shares outstanding a year ago.  Tangible common stockholders’ equity was $425.9 million at June 30, 2010, or 9.08% of tangible assets, compared to $278.5 million, or 6.09% of tangible assets at March 31, 2010 and $280.4 million, or 6.20% of tangible assets at June 30, 2009.

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BANR – Second Quarter 2010 Results
July 21, 2010

Conference Call

Banner will host a conference call on Thursday, July 22, 2010, at 8:00 a.m. PDT, to discuss second quarter 2010 results.  The conference call can be accessed live by telephone at 480-629-9772 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4326727.

About the Company

Banner Corporation is a $4.7 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or any of the Banks which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our compliance with regulatory enforcement actions; the requirements and restrictions that have been imposed upon Banner and Banner Bank under the memoranda of understanding with the Federal Reserve Bank of San Francisco (in the case of Banner) and the FDIC and the Washington DFI (in the case of Banner Bank) and the possibility that Banner and Banner Bank will be unable to fully comply with the memoranda of understanding, which could result in the imposition of additional requirements or restrictions; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; further increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect or result in significant declines in valuation; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common and preferred stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; future legislative changes in the United States Department of Treasury  Troubled Asset Relief Program Capital Purchase Program; and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2010 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

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BANR – Second Quarter 2010 Results
July 21, 2010

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2010	Mar 31, 2010	Jun 30, 2009	Jun 30, 2010	Jun 30, 2009

INTEREST INCOME:
Loans receivable	$52,473	$52,759	$55,500	$105,232	$111,847
Mortgage-backed securities	1,045	1,126	1,569	2,171	3,370
Securities and cash equivalents	2,116	2,085	2,089	4,201	4,272
	55,634	55,970	59,158	111,604	119,489
INTEREST EXPENSE:
Deposits	14,700	15,798	21,638	30,498	44,730
Federal Home Loan Bank advances	320	361	675	681	1,395
Other borrowings	626	634	671	1,260	898
Junior subordinated debentures	1,047	1,027	1,249	2,074	2,582
	16,693	17,820	24,233	34,513	49,605
Net interest income before provision for loan losses	38,941	38,150	34,925	77,091	69,884
PROVISION FOR LOAN LOSSES	16,000	14,000	45,000	30,000	67,000
Net interest income	22,941	24,150	(10,075)	47,091	2,884
OTHER OPERATING INCOME:
Deposit fees and other service charges	5,632	5,160	5,408	10,792	10,344
Mortgage banking operations	817	948	2,860	1,765	5,575
Loan servicing fees	315	313	248	628	(22)
Miscellaneous	243	626	412	869	932
	7,007	7,047	8,928	14,054	16,829
Other-than-temporary impairment losses	- -	(1,231)	(162)	(1,231)	(162)
Net change in valuation of financial instruments carried at fair value	(821)	1,908	11,211	1,087	7,958
Total other operating income	6,186	7,724	19,977	13,910	24,625

OTHER OPERATING EXPENSE:
Salary and employee benefits	16,793	16,559	17,528	33,352	35,129
Less capitalized loan origination costs	(1,740)	(1,605)	(2,834)	(3,345)	(4,950)
Occupancy and equipment	5,581	5,604	5,928	11,185	11,982
Information / computer data services	1,594	1,506	1,599	3,100	3,133
Payment and card processing services	1,683	1,424	1,555	3,107	3,008
Professional services	1,874	1,287	1,183	3,161	2,377
Advertising and marketing	1,742	1,950	2,207	3,692	4,039
Deposit insurance	2,209	2,132	4,102	4,341	5,599
State/municipal business and use taxes	533	480	532	1,013	1,072
Real estate operations	4,166	3,058	1,805	7,224	2,428
Amortization of core deposit intangibles	615	644	661	1,259	1,351
Miscellaneous	2,974	2,376	2,625	5,350	5,516
Total other operating expense	38,024	35,415	36,891	73,439	70,684
Income (loss) before provision for (benefit from) income taxes	(8,897)	(3,541)	(26,989)	(12,438)	(43,175)
PROVISION FOR (BENEFIT FROM ) INCOME TAXES	(3,951)	(2,024)	(10,478)	(5,975)	(17,401)
NET INCOME (LOSS)	(4,946)	(1,517)	(16,511)	(6,463)	(25,774)
PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION:
Preferred stock dividend	1,550	1,550	1,550	3,100	3,100
Preferred stock discount accretion	399	398	373	797	746
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(6,895)	$(3,465)	$(18,434)	$(10,360)	$(29,620)
Earnings (loss) per share available to common shareholder
Basic	$(0.28)	$(0.16)	$(1.04)	$(0.44)	$(1.70)
Diluted	$(0.28)	$(0.16)	$(1.04)	$(0.44)	$(1.70)
Cumulative dividends declared per common share	$0.01	$0.01	$0.01	$0.02	$0.02
Weighted average common shares outstanding
Basic	24,452,356	22,131,671	17,746,051	23,298,424	17,454,542
Diluted	24,452,356	22,131,671	17,746,051	23,298,424	17,454,542
Common shares issued in connection with exercise of stock options or DRIP	1,353,589	1,561,559	780,906	2,915,148	1,274,420

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BANR – Second Quarter 2010 Results
July 21, 2010

FINANCIAL CONDITION
(in thousands except shares and per share data)	Jun 30, 2010	Mar 31, 2010	Jun 30, 2009	Dec 31, 2009

ASSETS
Cash and due from banks	$67,322	$41,123	$81,559	$78,364
Federal funds and interest-bearing deposits	369,864	236,629	2,699	244,641
Securities - at fair value	105,381	138,659	167,476	147,151
Securities - available for sale	140,342	96,718	50,980	95,667
Securities - held to maturity	73,632	73,555	77,321	74,834
Federal Home Loan Bank stock	37,371	37,371	37,371	37,371

Loans receivable:
Held for sale	4,819	4,398	8,377	4,497
Held for portfolio	3,626,685	3,684,459	3,904,704	3,785,624
Allowance for loan losses	(95,508)	(95,733)	(90,694)	(95,269)
	3,535,996	3,593,124	3,822,387	3,694,852

Accrued interest receivable	16,930	18,501	18,892	18,998
Real estate owned held for sale, net	101,485	95,074	56,967	77,743
Property and equipment, net	99,536	101,541	103,709	103,542
Other intangibles, net	9,811	10,426	12,365	11,070
Bank-owned life insurance	55,477	55,125	53,341	54,596
Other assets	88,459	83,865	47,475	83,392
	$4,701,606	$4,581,711	$4,532,542	$4,722,221

LIABILITIES
Deposits:
Non-interest-bearing	$548,251	$549,291	$508,284	$582,480
Interest-bearing transaction and savings accounts	1,403,231	1,404,301	1,131,093	1,341,145
Interest-bearing certificates	1,887,513	1,896,186	2,110,466	1,941,925
	3,838,995	3,849,778	3,749,843	3,865,550

Advances from Federal Home Loan Bank at fair value	47,003	62,108	115,946	189,779
Customer repurchase agreements and other borrowings	172,737	177,244	158,249	176,842
Junior subordinated debentures at fair value	49,808	48,147	49,563	47,694

Accrued expenses and other liabilities	25,440	24,049	36,652	24,020
Deferred compensation	13,665	13,661	12,815	13,208
	4,147,648	4,174,987	4,123,068	4,317,093

STOCKHOLDERS' EQUITY
Preferred stock - Series A	118,204	117,805	116,661	117,407
Common stock	490,119	335,877	322,582	331,538
Retained earnings (accumulated deficit)	(53,768)	(45,775)	(27,826)	(42,077)
Other components of stockholders' equity	(597)	(1,183)	(1,943)	(1,740)
	553,958	406,724	409,474	405,128
	$4,701,606	$4,581,711	$4,532,542	$4,722,221

Common Shares Issued:
Shares outstanding at end of period	102,954,738	23,101,149	18,426,458	21,539,590
Less unearned ESOP shares at end of period	240,381	240,381	240,381	240,381
Shares outstanding at end of period excluding unearned ESOP shares	102,714,357	22,860,768	18,186,077	21,299,209
Common stockholders' equity per share (1)	$4.24	$12.64	$16.10	$13.51
Common stockholders' tangible equity per share (1) (2)	$4.15	$12.18	$15.42	$12.99

Tangible common stockholders' equity to tangible assets	9.08%	6.09%	6.20%	5.87%
Consolidated Tier 1 leverage capital ratio	13.02%	9.76%	9.90%	9.62%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	- Tangible common equity excludes preferred stock, goodwill, core deposit and other intangibles.
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BANR – Second Quarter 2010 Results
July 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2010		Mar 31, 2010	Jun 30, 2009		Dec 31, 2009
LOANS (including loans held for sale):
Commercial real estate
Owner occupied	$503,796		$515,542	$475,749		$509,464
Investment properties	553,689		557,134	574,172		573,495
Multifamily real estate	149,980		147,659	150,168		153,497
Commercial construction	84,379		83,879	90,762		80,236
Multifamily construction	56,573		61,924	56,968		57,422
One- to four-family construction	182,928		213,438	337,368		239,135
Land and land development
Residential	228,156		256,607	371,247		284,331
Commercial	29,410		48,194	32,450		43,743
Commercial business	635,130		616,396	678,273		637,823
Agricultural business including secured by farmland	208,815		187,207	215,339		205,307
One- to four-family real estate	702,420		697,565	653,513		703,277
Consumer	103,065		109,092	91,173		110,937
Consumer secured by one- to four-family real estate	193,163		194,220	185,899		191,454
Total loans outstanding	$3,631,504		$3,688,857	$3,913,081		$3,790,121
Restructured loans performing under their restructured terms	$43,899		$45,471	$55,031		$43,683
Loans 30 - 89 days past due and on accrual	$25,853		$51,328	$34,038		$34,156
Total delinquent loans (including loans on non-accrual)	$203,097		$247,338	$259,107		$248,006
Total delinquent loans / Total loans outstanding	5.59%		6.71%	6.62%		6.54%

GEOGRAPHIC CONCENTRATION OF LOANS AT
June 30, 2010	Washington		Oregon	Idaho		Other	Total

Commercial real estate
Owner occupied	$390,085		$64,642	$45,491		$3,578	$503,796
Investment properties	397,813		107,790	41,669		6,417	553,689
Multifamily real estate	123,707		12,177	9,580		4,516	149,980
Commercial construction	61,202		11,689	11,488		- -	84,379
Multifamily construction	28,324		28,249	- -		- -	56,573
One- to four-family construction	87,895		84,796	10,237		- -	182,928
Land and land development
Residential	119,268		86,619	22,269		- -	228,156
Commercial	25,807		1,144	2,459		- -	29,410
Commercial business	447,545		97,569	71,344		18,672	635,130
Agricultural business including secured by farmland	112,674		39,266	56,875		- -	208,815
One- to four-family real estate	458,681		213,069	28,241		2,429	702,420
Consumer	74,522		22,860	5,683		- -	103,065
Consumer secured by one- to four-family real estate	136,559		41,598	14,506		500	193,163
Total loans outstanding	$2,464,082		$811,468	$319,842		$36,112	$3,631,504
Percent of total loans	67.9%		22.3%	8.8%		1.0%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
June 30, 2010	Washington		Oregon	Idaho		Other	Total

Residential
Acquisition & development	$53,196		$52,154	$6,219	$	- -	$111,569
Improved lots	43,863		27,027	1,568		- -	72,458
Unimproved land	22,209		7,438	14,482		- -	44,129
Total residential land and development	$119,268		$86,619	$22,269	$	- -	$228,156
Commercial & industrial
Acquisition & development	$5,896	$	- -	$559	$	- -	$6,455
Improved land	8,857		- -	- -		- -	8,857
Unimproved land	11,054		1,144	1,900		- -	14,098
Total commercial land and development	$25,807		$1,144	$2,459	$	- -	$29,410

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BANR – Second Quarter 2010 Results
July 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

		Quarters Ended		Six Months Ended
CHANGE IN THE	Jun 30, 2010	Mar 31, 2010	Jun 30, 2009	Jun 30, 2010	Jun 30, 2009
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$95,733	$95,269	$79,724	$95,269	$75,197

Provision	16,000	14,000	45,000	30,000	67,000

Recoveries of loans previously charged off:
Commercial real estate	- -	- -	- -	- -	- -
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	235	387	266	622	318
One- to four-family real estate	71	- -	89	71	91
Commercial business	595	1,290	249	1,885	319
Agricultural business, including secured by farmland	- -	- -	22	- -	22
Consumer	69	59	32	128	63
	970	1,736	658	2,706	813
Loans charged off:
Commercial real estate	- -	(92)	- -	(92)	- -
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	(12,255)	(7,724)	(25,767)	(19,979)	(38,184)
One- to four-family real estate	(2,128)	(2,115)	(2,704)	(4,243)	(3,795)
Commercial business	(1,447)	(4,784)	(2,438)	(6,231)	(6,232)
Agricultural business, including secured by farmland	(986)	(2)	(3,186)	(988)	(3,186)
Consumer	(379)	(555)	(593)	(934)	(919)
	(17,195)	(15,272)	(34,688)	(32,467)	(52,316)
Net charge-offs	(16,225)	(13,536)	(34,030)	(29,761)	(51,503)

Balance, end of period	$95,508	$95,733	$90,694	$95,508	$90,694

Net charge-offs / Average loans outstanding	0.44%	0.36%	0.87%	0.80%	1.31%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2010	Mar 31, 2010	Jun 30, 2009	Dec 31, 2009
Specific or allocated loss allowance
Commercial real estate	$7,044	$8,279	$5,333	$8,278
Multifamily real estate	4,993	2,072	83	90
Construction and land	42,972	44,078	55,585	45,209
One- to four-family real estate	3,530	3,093	1,333	2,912
Commercial business	23,907	24,530	19,474	22,054
Agricultural business, including secured by farmland	679	949	1,323	919
Consumer	1,895	1,898	1,540	1,809
Total allocated	85,020	84,899	84,671	81,271

Estimated allowance for undisbursed commitments	909	1,161	1,976	1,594
Unallocated	9,579	9,673	4,047	12,404
Total allowance for loan losses	$95,508	$95,733	$90,694	$95,269

Allowance for loan losses / Total loans outstanding	2.63%	2.60%	2.32%	2.51%

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BANR – Second Quarter 2010 Results
July 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Jun 30, 2010	Mar 31, 2010	Jun 30, 2009		Dec 31, 2009
NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$8,815	$6,801	$7,244		$7,300
Multifamily	363	373	- -		383
Construction and land	110,931	138,245	180,989		159,264
One- to four-family	19,878	19,777	15,167		14,614
Commercial business	23,474	19,353	10,508		21,640
Agricultural business, including secured by farmland	7,556	8,013	7,478		6,277
Consumer	3,508	3,387	2,058		3,923
	174,525	195,949	223,444		213,401

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	1,137	- -	- -		- -
Multifamily	- -	- -	- -		- -
Construction and land	692	- -	603		- -
One- to four-family	772	- -	624		358
Commercial business	- -	- -	209		- -
Agricultural business, including secured by farmland	- -	- -	- -		- -
Consumer	118	61	189		91
	2,719	61	1,625		449
Total non-performing loans	177,244	196,010	225,069		213,850
Securities on non-accrual	3,500	3,000	- -		4,232
Real estate owned (REO) and repossessed assets	101,701	95,167	57,197		77,802
Total non-performing assets	$282,445	$294,177	$282,266		$295,884

Total non-performing assets / Total assets	6.01%	6.42%	6.23%		6.27%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
June 30, 2010	Washington	Oregon	Idaho		Other	Total
Secured by real estate:
Commercial	$8,870	$744	$338	$	- -	$9,952
Multifamily	363	- -	- -		- -	363
Construction and land
One- to four-family construction	10,966	6,978	5,568		- -	23,512
Commercial construction	1,551	- -	- -		- -	1,551
Multifamily construction	9,280	- -	- -		- -	9,280
Residential land acquisition & development	30,076	16,765	898		- -	47,739
Residential land improved lots	3,771	9,610	317		- -	13,698
Residential land unimproved	10,644	348	321		- -	11,313
Commercial land acquisition & development	- -	- -	- -		- -	- -
Commercial land improved	454	- -	- -		- -	454
Commercial land unimproved	4,076	- -	- -		- -	4,076
Total construction and land	70,818	33,701	7,104		- -	111,623
One- to four-family	13,068	7,582	- -		- -	20,650
Commercial business	14,117	4,424	958		3,975	23,474
Agricultural business, including secured by farmland	1,775	569	5,212		- -	7,556
Consumer	3,342	42	242		- -	3,626
Total non-performing loans	112,353	47,062	13,854		3,975	177,244
Securities on non-accrual	3,250	- -	250		- -	3,500
Real estate owned (REO) and repossessed assets	45,199	40,277	16,225		- -	101,701
Total non-performing assets at end of the period	$160,802	$87,339	$30,329		$3,975	$282,445

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BANR – Second Quarter 2010 Results
July 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Quarters Ended		Six Months Ended

REAL ESTATE OWNED	Jun 30, 2010	Jun 30, 2009	Jun 30, 2010	Jun 30, 2009

Balance, beginning of period	$95,074	$38,951	$77,743	$21,782
Additions for loan foreclosures	17,966	32,863	45,293	52,038
Additions from capitalized costs	380	1,624	1,516	2,663
Dispositions of REO	(10,451)	(16,112)	(20,366)	(19,206)
Gain (loss) on sale of REO	(660)	(296)	(1,361)	(197)
Valuation adjustments in the period	(824)	(63)	(1,340)	(113)
Balance, end of period	$101,485	$56,967	$101,485	$56,967

	Quarters Ended

REAL ESTATE OWNED- FIVE COMPARATIVE QUARTERS	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009

Balance, beginning of period	$95,074	$77,743	$53,576	$56,967	$38,951
Additions for loan foreclosures	17,966	27,327	39,802	10,013	32,863
Additions from capitalized costs	380	1,136	1,712	1,689	1,624
Dispositions of REO	(10,451)	(9,915)	(10,064)	(13,439)	(16,112)
Transfers to property and equipment	- -	- -	(7,030)	- -	- -
Gain (loss) on sale of REO	(660)	(701)	(189)	(188)	(296)
Valuation adjustments in the period	(824)	(516)	(64)	(1,466)	(63)
Balance, end of period	$101,485	$95,074	$77,743	$53,576	$56,967

REAL ESTATE OWNED- BY TYPE AND STATE	Washington	Oregon	Idaho	Total

Commercial real estate	$8,349 $	- - $	- -	$8,349
One- to four-family construction	891	1,190	- -	2,081
Land development- commercial	3,430	6,656	485	10,571
Land development- residential	22,681	24,579	9,731	56,991
Agricultural land	329	- -	2,236	2,565
One- to four-family real estate	9,354	7,801	3,773	20,928
Total	$45,034	$40,226	$16,225	$101,485

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BANR – Second Quarter 2010 Results
July 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Jun 30, 2010	Mar 31, 2010	Jun 30, 2009	Dec 31, 2009
DEPOSIT COMPOSITION

Non-interest-bearing	$548,251	$549,291	$508,284	$582,480
Interest-bearing checking	368,418	366,786	312,024	360,256
Regular savings accounts	593,591	577,704	499,447	538,765
Money market accounts	441,222	459,811	319,622	442,124
Interest-bearing transaction & savings accounts	1,403,231	1,404,301	1,131,093	1,341,145
Interest-bearing certificates	1,887,513	1,896,186	2,110,466	1,941,925
Total deposits	$3,838,995	$3,849,778	$3,749,843	$3,865,550

INCLUDED IN TOTAL DEPOSITS

Public transaction accounts	$85,292	$80,942	$48,644	$78,202
Public interest-bearing certificates	81,668	82,362	134,213	88,186
Total public deposits	$166,960	$163,304	$182,857	$166,388

Total brokered deposits	$145,571	$150,577	$249,619	$165,016

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$122,755	$126,954	$108,277	$124,330

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
June 30, 2010	Washington	Oregon	Idaho	Total

	$2,943,408	$615,790	$279,797	$3,838,995

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT		Actual	or "Well Capitalized"
June 30, 2010	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$639,089	17.12%	$298,716	8.00%
Tier 1 capital to risk-weighted assets	591,812	15.85%	149,358	4.00%
Tier 1 leverage capital to average assets	591,812	13.02%	181,816	4.00%

Banner Bank
Total capital to risk-weighted assets	512,933	14.44%	355,137	10.00%
Tier 1 capital to risk-weighted assets	467,936	13.18%	213,082	6.00%
Tier 1 leverage capital to average assets	467,936	10.77%	217,307	5.00%

Islanders Bank
Total capital to risk-weighted assets	28,046	13.68%	20,497	10.00%
Tier 1 capital to risk-weighted assets	25,942	12.66%	12,298	6.00%
Tier 1 leverage capital to average assets	25,942	11.94%	10,861	5.00%

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BANR – Second Quarter 2010 Results
July 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Six Months Ended

OPERATING PERFORMANCE	Jun 30, 2010	Mar 31, 2010	Jun 30, 2009	Jun 30, 2010	Jun 30, 2009

Average loans	$3,677,140	$3,726,243	$3,925,196	$3,701,552	$3,934,002
Average securities and deposits	607,643	563,562	394,244	587,014	398,856
Average non-interest-earning assets	268,864	258,060	199,981	262,193	196,604
Total average assets	$4,553,647	$4,547,865	$4,519,421	$4,550,759	$4,529,462

Average deposits	$3,830,659	$3,800,888	$3,679,653	$3,815,798	$3,686,455
Average borrowings	349,997	373,192	429,708	361,578	423,359
Average non-interest-bearing liabilities	(38,527)	(36,459)	(18,421)	(37,498)	(13,201)
Total average liabilities	4,142,129	4,137,621	4,090,940	4,139,878	4,096,613

Total average stockholders' equity	411,518	410,244	428,481	410,881	432,849
Total average liabilities and equity	$4,553,647	$4,547,865	$4,519,421	$4,550,759	$4,529,462

Interest rate yield on loans	5.72%	5.74%	5.67%	5.73%	5.73%
Interest rate yield on securities and deposits	2.09%	2.31%	3.72%	2.19%	3.86%
Interest rate yield on interest-earning assets	5.21%	5.29%	5.49%	5.25%	5.56%

Interest rate expense on deposits	1.54%	1.69%	2.36%	1.61%	2.45%
Interest rate expense on borrowings	2.28%	2.20%	2.42%	2.24%	2.32%
Interest rate expense on interest-bearing liabilities	1.60%	1.73%	2.37%	1.67%	2.43%
Interest rate spread	3.61%	3.56%	3.12%	3.58%	3.13%
Net interest margin	3.65%	3.61%	3.24%	3.62%	3.25%

Other operating income / Average assets	0.54%	0.69%	1.77%	0.62%	1.10%

Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets (1)	0.62%	0.52%	0.78%	0.57%	0.74%

Other operating expense / Average assets	3.35%	3.16%	3.27%	3.25%	3.15%

Efficiency ratio (other operating expense / revenue)	84.26%	77.20%	67.19%	80.70%	74.79%

Return (Loss) on average assets	(0.44%)	(0.14%)	(1.47%)	(0.29%)	(1.15%)

Return (Loss) on average equity	(4.82%)	(1.50%)	(15.46%)	(3.17%)	(12.01%)

Return (Loss) on average tangible equity (2)	(4.94%)	(1.54%)	(15.93%)	(3.25%)	(12.38%)

Average equity / Average assets	9.04%	9.02%	9.48%	9.03%	9.56%

(1)	- Earnings information excluding the fair value adjustments and goodwill impairment charge (alternately referred to as operating income (loss) from core operations and expenses from core operations) represent non-GAAP (Generally Accepted
Accounting Principles) financial measures.

(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.

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